Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Terrence W. Cavanaugh, Chief Executive Officer of the Erie Indemnity Company (Company), and Marcia A. Dall, Chief Financial Officer of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, that:

(1)

The Annual Report on Form 10-K of the Company for the annual period December 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Terrence W. Cavanaugh
Terrence W. Cavanaugh
President & CEO

/s/ Marcia A. Dall
Marcia A. Dall
Executive Vice President & CFO

February 27, 2012

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Erie Indemnity Company and will be retained by Erie Indemnity Company and furnished to the Securities and Exchange Commission or its staff upon request.